UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2016

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously disclosed, effective August 5, 2016 (the “Separation Date”), Satish Rishi resigned from his positions as Senior Vice President, Finance and Chief Financial Officer of Rambus Inc. (the “Company”). Mr. Rishi’s retirement is not related to any disagreement with the Company regarding any financial or other matters.

In connection with Mr. Rishi’s retirement, the Company and Mr. Rishi entered into a separation agreement (the “Agreement”). Under the terms of the Agreement, and provided Mr. Rishi does not revoke his acceptance of the terms of the Agreement, Mr. Rishi will receive (i) a lump sum severance payment of twelve months of his base salary; (ii) vesting acceleration with respect to restricted stock units, performance restricted stock units and outstanding, unvested and in-the-money stock option grants previously granted to Mr. Rishi, in each case reflecting vesting that would have occurred had Mr. Rishi continued providing services to the Company over the six month period following the Separation Date; and (iii) payment of COBRA premiums to continue health insurance coverage for 12 months following the Separation Date. Under the Agreement, Mr. Rishi has agreed to a customary release of any and all claims.

(c)

While the Company’s search for a permanent Chief Financial Officer is ongoing, it has named Martin Pilling as interim Chief Financial Officer, effective August 5, 2016. In this role, Mr. Pilling will serve as the Company’s interim principal financial officer and interim principal accounting officer.

Mr. Pilling, 51, has served as the Company’s VP Corporate Controller since June 2016. Prior to joining the Company, Mr. Pilling served as VP of Finance at Aerospike, a high-performance NoSQL database that delivers speed at scale, from March 2015 to April 2016 and Principal Accounting Officer of Turn, an independent ad tech company, which delivers real-time insights that transform the way leading media agencies and enterprises make marketing decisions from September 2014 to December 2015. From June 2012 to September 2014, he was VP and Corporate Controller of NeoPhotonics Corporation, a leading designer and manufacturer of hybrid photonic integrated optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. From September 2011 to June 2012, he served as Business Unit Controller at Symantec Corporation, a global leader in security, operating one of the world’s largest cyber intelligence networks. From January 2007 to June 2011, he served as International Controller at Google Inc. He started his career as a CPA in public accounting with KPMG LLP. Mr. Pilling holds a bachelor of business administration degree from University of San Diego.

In connection with Mr. Pilling’s appointment as interim Chief Financial Officer, during his service as interim Chief Financial Officer, Mr. Pilling will receive an annual salary of $270,000 and will be eligible to participate in the Company’s 2016 Corporate Incentive Plan (“2016 CIP”), under which he will have a 2016 CIP target of $121,500, with payout based on an assessment of his performance and the performance of his division, business unit or other area of responsibility.

The Company also plans to enter into its standard form of indemnification agreement with Mr. Pilling, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission on March 6, 1997.

There are no family relationships between Mr. Pilling and any of our directors or executive officers and there are no arrangements or understandings between him and any other persons pursuant to which he was selected as an officer. There are no related party transactions between Mr. Pilling and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2016	Rambus Inc.

/s/ Jae Kim
Jae Kim, Senior Vice President and General Counsel